UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2012

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road
Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

We previously reported our activities in the following four business segments:  Aviation Supply Chain; Maintenance, Repair and Overhaul; Government and Defense Services and Structures and Systems.  During the second quarter, we changed our segment presentation to reflect the way our Chief Executive Officer evaluates performance and the way we are organized internally.   We now report our activities in the following two business segments:  Aviation Services and Technology Products.  The new Aviation Services segment includes our former Aviation Supply Chain and Maintenance, Repair and Overhaul segments and most of the former Government and Defense Services segment, and the new Technology Products segment represents our former Structures and Systems segment and our small shelter integration business, which previously was part of the Government and Defense Services segment.

The following information provides sales, gross profit and other important financial data for the quarter ended August 31, 2012, and for the three previous fiscal years in the new segment format.  While investors are being provided financial data reflecting the change in the Company’s reportable segments described above, the Company has not in any way revised or restated its historical financial statements for any period.

The information in this Item 2.02 is furnished pursuant to Item 2.02 and 7.01 of Form 8-K. Consequently, such items are not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such items may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01.                                        Regulation FD Disclosure.

The information responsive to this Item is set forth under Item 2.02 above.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        AAR CORP Historical Financial Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  December 11, 2012

AAR CORP.

By:	/s/ Michael J. Sharp
Michael J. Sharp
Vice President-Chief Financial Officer &
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	AAR CORP Historical Financial Data